                                     BYLAWS

                                       OF

                           COSINE COMMUNICATIONS, INC.

                             A Delaware Corporation

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I CORPORATE OFFICES......................................................................1

        1.1    REGISTERED OFFICE.................................................................1
        1.2    OTHER OFFICES.....................................................................1

ARTICLE II MEETINGS OF STOCKHOLDERS..............................................................1

        2.1    PLACE OF MEETINGS.................................................................1
        2.2    ANNUAL MEETING....................................................................1
        2.3    SPECIAL MEETING...................................................................2
        2.4    NOTICE OF STOCKHOLDERS' MEETINGS..................................................2
        2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS...................3
        2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE......................................4
        2.7    QUORUM............................................................................4
        2.8    ADJOURNED MEETING; NOTICE.........................................................5
        2.9    VOTING............................................................................5
        2.10   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.................................6
        2.11   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...........................6
        2.12   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.......................7
        2.13   PROXIES...........................................................................7
        2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE.............................................8
        2.15   CONDUCT OF BUSINESS...............................................................8

ARTICLE III DIRECTORS............................................................................9

        3.1    POWERS............................................................................9
        3.2    NUMBER OF DIRECTORS...............................................................9
        3.3    CLASSES OF DIRECTORS.............................................................10
        3.4    RESIGNATION AND VACANCIES........................................................10
        3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE.........................................11
        3.6    REGULAR MEETINGS.................................................................12
        3.7    SPECIAL MEETINGS; NOTICE.........................................................12
        3.8    QUORUM...........................................................................12
        3.9    WAIVER OF NOTICE.................................................................12
        3.10   ADJOURNMENT......................................................................13

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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
        3.11   NOTICE OF ADJOURNMENT............................................................13
        3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING................................13
        3.13   FEES AND COMPENSATION OF DIRECTORS...............................................13
        3.14   REMOVAL OF DIRECTORS.............................................................13

ARTICLE IV COMMITTEES...........................................................................14

        4.1    COMMITTEES OF DIRECTORS..........................................................14
        4.2    MEETINGS AND ACTION OF COMMITTEES................................................14

ARTICLE V OFFICERS..............................................................................15

        5.1    OFFICERS.........................................................................15
        5.2    APPOINTMENT OF OFFICERS..........................................................15
        5.3    SUBORDINATE OFFICERS.............................................................15
        5.4    REMOVAL AND RESIGNATION OF OFFICERS..............................................15
        5.5    VACANCIES IN OFFICES.............................................................16
        5.6    CHAIRMAN OF THE BOARD............................................................16
        5.7    CHIEF EXECUTIVE OFFICER..........................................................16
        5.8    PRESIDENT........................................................................17
        5.9    VICE PRESIDENTS..................................................................17
        5.10   SECRETARY........................................................................17
        5.11   CHIEF FINANCIAL OFFICER..........................................................18
        5.12   ASSISTANT SECRETARY..............................................................18

ARTICLE VI INDEMNIFICATION......................................................................18

        6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................18
        6.2    INDEMNIFICATION OF OTHERS........................................................19
        6.3    PAYMENT OF EXPENSES IN ADVANCE...................................................19
        6.4    INDEMNITY NOT EXCLUSIVE..........................................................20
        6.5    INSURANCE........................................................................20
        6.6    THE CORPORATION..................................................................20
        6.7    EMPLOYEE BENEFIT PLANS...........................................................21
        6.8    CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES......................21
        6.9    AMENDMENTS.......................................................................21
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
ARTICLE VII RECORDS AND REPORTS.................................................................22

        7.1    MAINTENANCE AND INSPECTION OF SHARE REGISTER.....................................22
        7.2    MAINTENANCE AND INSPECTION OF BYLAWS.............................................22
        7.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS............................23
        7.4    INSPECTION BY DIRECTORS..........................................................23
        7.5    REPRESENTATION OF SHARES OF OTHER CORPORATIONS...................................23

ARTICLE VIII GENERAL MATTERS....................................................................24

        8.1    CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS........................................24
        8.2    CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED...............................24
        8.3    CERTIFICATES FOR SHARES..........................................................24
        8.4    LOST CERTIFICATES................................................................25
        8.5    CONSTRUCTION; DEFINITIONS........................................................25

ARTICLE IX AMENDMENTS...........................................................................25

        9.1    AMENDMENT BY STOCKHOLDERS........................................................25
        9.2    AMENDMENT BY DIRECTORS...........................................................25

ARTICLE X DISSOLUTION...........................................................................26


ARTICLE XI CUSTODIAN............................................................................26

        11.1   APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES......................................26
        11.2   DUTIES OF A CUSTODIAN............................................................27
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                                      -iii-


                                     BYLAWS

                                       OF

                           COSINE COMMUNICATIONS, INC.



                                    ARTICLE I
                                CORPORATE OFFICES

        1.1    REGISTERED OFFICE.

        The registered office of the corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

        1.2    OTHER OFFICES.

        The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        2.1    PLACE OF MEETINGS.

        Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

        2.2    ANNUAL MEETING.

        The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the first Monday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

        2.3    SPECIAL MEETING.

        Prior to the closing of the initial firm commitment underwritten public offering of the common stock of the corporation pursuant to an effective registration statement filed under the Securities Act of 1933 (the "Initial Public Offering"), a special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, by the chief executive officer, by the president or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting. After the Initial Public Offering, a special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, by the chief executive officer, by the president or by the holders of shares entitled to cast not less than a majority of the votes at that meeting.

        If a special meeting is called by any person or persons other than the board of directors, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting other than as specified in the notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.6 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty
(20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

        2.4    NOTICE OF STOCKHOLDERS' MEETINGS.

        All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

        2.5    ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS.

        The provisions of this Section 2.5 shall be effective upon the closing of the Initial Public Offering.

        To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

                (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

                (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

                (iii) if applicable, a description of all arrangements or
                    understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

                (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

        The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

        2.6    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

        Written notice of any meeting of stockholders shall be given either (i) personally or (ii) by first-class mail or (iii) by facsimile or other communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or facsimile or other communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile or other means of communication.

        Pursuant to Section 230(b) of the Delaware General Corporation Law, whenever (i) notice of two consecutive annual meetings, and all notices of meetings or the taking of action by written consent without a meeting to such person during the period between two such consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.

        An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

        2.7    QUORUM.

        The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

        2.8    ADJOURNED MEETING; NOTICE.

        Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these bylaws.

        When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections
2.4 and 2.6 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

        2.9    VOTING.

        The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.12 and 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Unless otherwise required by law or the certificate of incorporation, Stockholders' votes need not be by ballot, and the board of directors shall determine whether voting is by ballot or by voice vote.

        Except as may be otherwise provided in the Certificate of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

        If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by the Delaware General Corporation Law or by the Certificate of Incorporation.

        2.10   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT.

        The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

        2.11   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

        Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

        In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors pursuant to Section 211(b) of the Delaware General Corporation Law. However, a director may be elected at any time to fill any vacancy on the board of directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

        All such consents shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares, or a personal representative of the stockholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the Delaware General Corporation Law.

        Notwithstanding the foregoing, effective upon the closing of the Initial Public Offering, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

        2.12   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

        For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

        If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the Delaware General Corporation Law.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        2.13   PROXIES.

        Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the secretary of the corporation but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the Delaware General Corporation Law.

        2.14   LIST OF STOCKHOLDERS ENTITLED TO VOTE.

        The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

        2.15   CONDUCT OF BUSINESS.

        Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.


                                   ARTICLE III
                                    DIRECTORS

        3.1    POWERS.

        Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        3.2    NUMBER OF DIRECTORS.

        Prior to the closing of the Initial Public Offering, the following provisions shall be effective:

                      The authorized number of directors shall be not less than
               four (4) nor more than seven (7), with the initial number of directors being five (5). The board of directors shall have the sole right and power to alter the actual size of the board of directors within the range specified in this Section 3.2 unless changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

        Upon the closing of the Initial Public Offering, the following provisions shall be effective:

                      The authorized number of directors shall be seven (7).
               This number may be changed by a duly adopted resolution of the board of directors.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

        3.3    CLASSES OF DIRECTORS.

        Upon the closing of the Initial Public Offering, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

        Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        3.4    RESIGNATION AND VACANCIES.

        Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

        Pursuant to Section 223 of the Delaware General Corporation Law, and unless otherwise provided in the Certificate of Incorporation or these bylaws:

                (i) Vacancies in the board of directors and newly created
                    directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

               (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

        Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

        A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

        If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

        If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

        The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.

        3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

        Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

        Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

        3.6    REGULAR MEETINGS.

        Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

        3.7    SPECIAL MEETINGS; NOTICE.

        Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

        Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

        3.8    QUORUM.

        A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors.

        A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        3.9    WAIVER OF NOTICE.

        Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

        3.10   ADJOURNMENT.

        If a quorum is not present at any meeting of the board of directors, then the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

        3.11   NOTICE OF ADJOURNMENT.

        Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

        3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

        Any action required or permitted to be taken by the board of directors, or any committee thereof, may be taken without a meeting, provided that all members of the board or committee, as the case may be individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

        3.13   FEES AND COMPENSATION OF DIRECTORS.

        Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors.

        3.14   REMOVAL OF DIRECTORS.

        Unless otherwise restricted by statute, by the Certificate of Incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.14 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

                                   ARTICLE IV
                                   COMMITTEES

        4.1    COMMITTEES OF DIRECTORS.

        The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one or more directors. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation.

        4.2    MEETINGS AND ACTION OF COMMITTEES.

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                    ARTICLE V
                                    OFFICERS

        5.1    OFFICERS.

        The officers of the corporation shall be a chief executive officer, president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

        5.2    APPOINTMENT OF OFFICERS.

        The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

        5.3    SUBORDINATE OFFICERS.

        The board of directors may appoint, or may empower the president and chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

        5.4    REMOVAL AND RESIGNATION OF OFFICERS.

        Any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

        Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        5.5    VACANCIES IN OFFICES.

        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

        5.6    CHAIRMAN OF THE BOARD.

        The chairman of the board of directors shall have the power to preside at all meetings of the board of directors and shall have such other powers and duties as provided in these bylaws and as the board of directors may from time to time prescribe.

        5.7    CHIEF EXECUTIVE OFFICER.

        Subject to the control of the board of directors and such supervisory powers, if any, as may be given by the board of directors, the powers and duties of the chief executive officer of the corporation are:

        (a) To act as the general manager and, subject to the control of the board of directors, to have general supervision, direction and control of the business and affairs of the corporation;

        (b) To preside at all meetings of the stockholders;

        (c) To call meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these bylaws, at such places as he or she shall deem proper; and

        (d) To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the chief executive officer, should be executed on behalf of the corporation; to sign certificates for shares of stock of the corporation; and, subject to the direction of the board of directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

               The president shall be the chief executive officer of the corporation unless the board of directors shall designate another officer to be the chief executive officer. If there is no president, and the board of directors has not designated any other officer to be the chief executive officer, then the chairman of the board of directors shall be the chief executive officer.

        5.8    PRESIDENT.

        The president shall be the chief executive officer of the corporation unless the board of directors shall have designated another officer as the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the board of directors, and subject to the supervisory powers of the chief executive officer (if the chief executive officer is an officer other than the president), and subject to such supervisory powers and authority as may be given by the board of directors to the chairman of the board of directors, and/or to any other officer, the president shall have responsibility for the general management and the control of the business and affairs of the corporation and the general supervision and direction of all of the officers, employees and agents of the corporation (other than the chief executive officer, if the chief executive officer is an officer other than the president) and shall perform all duties and have all powers that are commonly incident to the office of president or that are delegated to the president by the board of directors.

        5.9    VICE PRESIDENTS.

        In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

        5.10   SECRETARY.

        The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

        The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

        The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

        5.11   CHIEF FINANCIAL OFFICER.

        The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

        5.12   ASSISTANT SECRETARY.

        The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

        6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        6.2    INDEMNIFICATION OF OTHERS.

        The corporation shall have the power, to the extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents, (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        6.3    PAYMENT OF EXPENSES IN ADVANCE.

        The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise; provided, however, that the corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the corporation.

        The corporation may advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent (other than directors or officers) of the corporation prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise; provided, however, that the corporation shall not advance expenses to any employee or agent (other than directors or officers) in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the corporation.

        Notwithstanding the foregoing, the corporation shall not be required to advance any expenses to a person against whom the corporation directly brings a claim in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which claim was approved by resolution of the board of directors and alleges that such person has breached such person's duty of loyalty to the corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

        6.4    INDEMNITY NOT EXCLUSIVE.

        The rights conferred on any person by this Article VI shall not be deemed exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws , agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

        6.5    INSURANCE.

        The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.

        6.6    THE CORPORATION.

        For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        6.7    EMPLOYEE BENEFIT PLANS.

        For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VI.

        6.8    CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        6.9    AMENDMENTS.

               Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any threatened, pending or completed action, suit or proceeding against any director, officer, employee or other agent of the corporation.

                                   ARTICLE VII

                               RECORDS AND REPORTS

        7.1    MAINTENANCE AND INSPECTION OF SHARE REGISTER.

        The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its stockholders listing the names and addresses of all stockholders and the number and class of shares held by each stockholder.

        A stockholder or stockholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of stockholders' names, addresses, and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the stockholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the stockholder after the date of demand. Such list shall be made available to any such stockholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

        The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate.

        Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

        7.2    MAINTENANCE AND INSPECTION OF BYLAWS.

        The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these bylaws as amended to date.

        7.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

        The accounting books and records and the minutes of proceedings of the stockholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

        The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

        7.4    INSPECTION BY DIRECTORS.

        Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

        7.5    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

        The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

        8.1    CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS.

        From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

        8.2    CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED.

        The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        8.3    CERTIFICATES FOR SHARES.

        A certificate or certificates for shares of the corporation shall be issued to each stockholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile.

        In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

        8.4    LOST CERTIFICATES.

        Except as provided in this Section 8.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

        8.5    CONSTRUCTION; DEFINITIONS.

        Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

        9.1    AMENDMENT BY STOCKHOLDERS.

        Until the closing of the Initial Public Offering, new bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of at least a majority of the outstanding shares entitled to vote. After the closing of the Initial Public Offering, new bylaws may be adopted or these bylaws may be amended or repealed by the vote of holders of at least two-thirds (2/3) of the outstanding shares entitled to vote. Notwithstanding the foregoing, if the Certificate of Incorporation of the corporation sets forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Certificate of Incorporation.

        9.2    AMENDMENT BY DIRECTORS.

        To the extent provided in the Certificate of Incorporation, the board of directors shall also have the power to adopt, amend or repeal bylaws of the corporation.


                                    ARTICLE X

                                   DISSOLUTION

        If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

        At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the Delaware General Corporation Law and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the Delaware General Corporation Law. Upon such certificate's becoming effective in accordance with Section 103 of the Delaware General Corporation Law, the corporation shall be dissolved.

                                   ARTICLE XI

                                    CUSTODIAN

        11.1   APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

        The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                   (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                   (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

                   (iii) the corporation has abandoned its business and has
                         failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

        11.2   DUTIES OF A CUSTODIAN

        The custodian shall have all the powers and title of a receiver appointed under Section 291 of the Delaware General Corporation Law, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the Delaware General Corporation Law.

                        CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                           COSINE COMMUNICATIONS, INC.

                          Adoption by Initial Director

        The undersigned person appointed in the certificate of incorporation to act as the Initial Director of CoSine Communications, Inc. hereby adopts the foregoing bylaws, comprising twenty-four (24) pages, as the bylaws of the corporation.

        Executed this ___ day of ________ 2000.


                                        ----------------------------------------

                                                              , Initial Director
                                        ----------------------




            Certificate by Secretary of Adoption by Initial Director

        The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of CoSine Communications, Inc. and that the foregoing bylaws, comprising twenty-three (23) pages, were adopted as the bylaws of the corporation on ________ __, 2000, by the person appointed in the certificate of incorporation to act as the Initial Director of the corporation.

        IN WITNESS WHEREOF, the undersigned has hereunto set her hand and affixed the corporate seal this ___ day of ___________ 2000.


                                        ----------------------------------------

                                                         , Secretary
                                        -----------------